EXHIBIT 23.2
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                  INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of French Fragrances, Inc. on Form S-8 of our report dated April 16, 1999, appearing in the Annual Report on Form 10-K of French Fragrances, Inc. for the year ended January 31, 1999.

/s/Deloitte & Touche, LLP

Miami, Florida
July 7, 1999